At the special meeting of shareholders of the MFS Value Fund, which was held on November 7, 2001, the following actions were taken:

Item 1. To elect a Board of Trustees.

Number of Shares
  Nominee                                For                  Withhold
                                                              Authority

Jeffrey L. Shames                           52,499,659          799,190
John W. Ballen                              52,499,759          799,090
Lawrence H. Cohn, M.D.                      52,484,674          814,175
The Hon. Sir J. David Gibbons, KBE          52,484,099          814,750
William R. Gutow                            52,497,996          800,853
J. Atwood Ives                              52,499,503          799,436
Abby M. O'Neill                             52,485,361          813,488
Lawrence T. Perera                          52,492,640          806,208
William J. Poorvu                           52,494,282          804,567
Arnold D. Scott                             52,499,851          798,998
J. Dale Sherratt                            52,500,094          798,755
Elaine R. Smith                             52,498,823          800,026
Ward Smith                                  52,479,423          819,426

Item 2.To authorize the Trustees to adopt an Amended and Restated
Declaration of Trust.
                                   Number of Shares
For                                       38,430,710
Against                                    1,672,741
Abstain                                    1,284,381
Broker Non-votes                          11,911,016

Item 3.  To amend, remove or add certain fundamental investment policies.

                                    Number of Shares
For                                        38,694,438
Against                                     1,333,293
Abstain                                     1,360,101
Broker Non-votes                           11,911,016

Item 4. To approve a new investment advisory agreement with Massachusetts
             Financial Services Company.

                                     Number of Shares
For                                        51,350,784
Against                                       670,879
Abstain                                     1,277,185

Item 5. To ratify the election of Deloitte & Touche, LLP as the independent public accountants to be employed by the trust for the fiscal year ending August 31, 2002.
                                     Number of Shares

For                                   51,913,663
Against                                  345,023
Abstain                                1,040,162